Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MillerKnoll, Inc.
855 East Main Avenue
Zeeland, Michigan 49464

We consent to the use of our report dated July 21, 2025, with respect to the consolidated financial statements of MillerKnoll, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
October 17, 2025